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                         BELLWETHER EXPLORATION COMPANY

                                  EXHIBIT 21.1
                 SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY

                                                  State (Country) of
                                                     Incorporation
                                                  -------------------
Snyder Gas Plant Venture                          Texas
West Monroe Gas Gathering Corporation             Louisiana
NGL-Torch Gas Plant Venture                       Texas
Black Hawk Oil Company                            Delaware
Bellwether International, Inc.                    Delaware
Bellwether Cayman, Inc.                           The Cayman Islands